PRICING SUPPLEMENT NO. 17A                                        Rule 424(b)(3)
DATED: May 5, 2000                                            File No. 333-31980
(To Prospectus dated March 17, 2000,
and Prospectus Supplement dated March 17, 2000)

                                 $9,027,683,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $50,000,000   Floating Rate Notes [x]   Book Entry Notes [x]

Original Issue Date: 5/8/2000   Fixed Rate Notes [ ]      Certificated Notes [ ]

Maturity Date: 5/8/2001         CUSIP#: 073928PP2

Option to Extend Maturity:      No    [x]
                                Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------        -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]   Commercial Paper Rate              Minimum Interest Rate:  N/A

[x]   Federal Funds Rate                 Interest Reset Date(s):  Daily

[ ]   Treasury Rate                      Interest Reset Period:  Daily

[ ]   LIBOR Reuters                      Interest Payment Date(s):  *

[ ]   LIBOR Telerate

[ ]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate:  **               Interest Payment Period: Quarterly

Index Maturity:  N/A

Spread (plus or minus): +0.20%

*     8/8/00, 11/8/00, 2/8/01 and 5/8/01.

**    Federal Funds Open Rate on May 8, 2000 plus 20 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.